                        SCHEDULE 14C INFORMATION STATEMENT
                 Information Statement Pursuant to Section 14(c)
             of the Securities Exchange Act of 1934 (Amendment No. )

Check the appropriate box:
[_] Preliminary Information Statement
[_] Confidential, for use of the Commission only (as permitted by Rule
    14c-5(d)(21))
[X] Definitive Information Statement

                      Integrated Healthcare Holdings, Inc.
                      ------------------------------------
                (Name of Registrant as Specified In Its Charter)

Payment of Filing Fee (Check the appropriate box):

[X] No fee required
[ ] Fee computed on table below per Exchange Act Rules 14c-5(g) and 0-11.

     1) Title of each class of securities to which transaction applies:

     2) Aggregate number of securities to which transaction applies:

     3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (Set forth the amount on which the filing is calculated and state how it was determined.): ________

     4) Proposed maximum aggregate value of transaction: ___________

     5) Total Fee Paid: _________

[ ] Fee paid previously with preliminary materials.

[ ] Check box if any part of the fee is offset as provided by Exchange Act
    Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

     1) Amount Previously Paid: _________

     2) Form, Schedule or Registration Statement No.: _________

     3) Filing Party: _________

     4) Dated Filed: _________

                      INTEGRATED HEALTHCARE HOLDINGS, INC.
                            1301 NORTH TUSTIN AVENUE
                           SANTA ANA, CALIFORNIA 92705

                       -----------------------------------
                 NOTICE OF STOCKHOLDER ACTION BY WRITTEN CONSENT
                       -----------------------------------

December 10, 2007

       We are writing to advise you that Integrated Healthcare Holdings, Inc. (the "Company") intends to amend and restate its Articles of Incorporation in the form attached as Appendix A (the "Amended Articles") for the following purposes:

       o to increase the Company's authorized shares of Common Stock, $.001 par value per share, from 250,000,000 to 400,000,000 shares;

       o to provide for the indemnification and exculpation of directors of the Company in the Amended Articles as permitted under Nevada law;

       o to eliminate out-dated or irrelevant provisions in the original Articles of Incorporation which were adopted in 1988 by the shell company that became Integrated Healthcare Holdings, Inc., including eliminating the names and addresses of the original incorporators, registered agent and directors of the Company; and

       o To consolidate in one document the original Articles of Incorporation of the Company and various amendments that have been adopted since the original Articles were filed.

       This action was approved on or about October 8, 2007 by the unanimous written consent of our Board of Directors. In addition, stockholders holding a majority of our outstanding shares of Common Stock approved this action by written consent in lieu of a meeting on or about October 8, 2007, in accordance with the relevant sections of the Nevada Revised Statutes.

       This action will not be effective until we file the Amended Articles with the Nevada Secretary of State. We intend to file the Amended Articles 20 days after this Information Statement is first mailed to our stockholders.

       Our primary purpose in increasing the number of authorized shares of Common Stock is to provide sufficient authorized shares to fulfill our obligations to issue Common Stock under agreements recently executed by the Company in connection with the refinancing of our indebtedness and under equity instruments previously issued by the Company. We also wish to better position the Company to take advantage of possible future financing opportunities and other corporate purposes, as the Board of Directors determines in its discretion to be in the best interests of the Company.

       No action is required by you. The accompanying Information Statement is furnished only to inform our stockholders of the action described above before it takes effect in accordance with Rule 14c-2 promulgated under the Securities Act of 1934. This Information Statement is being mailed to you on or about December 10, 2007.

WE ARE NOT ASKING YOU FOR A PROXY AND YOU ARE REQUESTED NOT TO SEND US A PROXY.


                                        /s/ Bruce Mogel
                                        ------------------------------------
                                        Bruce Mogel
                                        Chief Executive Officer

                       INTEGRATED HEALTHCARE HOLDINGS, INC.

                       -----------------------------------
                              INFORMATION STATEMENT
                       -----------------------------------

                INFORMATION CONCERNING ACTION BY WRITTEN CONSENT

       This Information Statement is being mailed or furnished to the stockholders of Integrated Healthcare Holdings, Inc. (the "Company") in connection with the approval by the Company's Board of Directors on or about October 8, 2007 of the amendment and restatement of the Articles of Incorporation of the Company in the form attached as Appendix A (the "Amended Articles"), and the approval on or about October 8, 2007 of the Amended Articles by written consent of the holders of a majority of the outstanding shares of Common Stock of the Company. Accordingly, all necessary corporate approvals in connection with the approval of the Amended Articles have been obtained and this Information Statement is furnished solely for the purpose of informing the stockholders of the Company, in the manner required under the Securities Exchange Act of 1934, as amended, of these corporate actions before they take effect.

       This Information Statement is first being mailed or furnished to the stockholders of record of the Company on or about December 10, 2007. The Information Statement is being delivered only to inform you of the corporate action described herein before it takes effect in accordance with Rule 14c-2 promulgated under the Securities Exchange Act of 1934, as amended.

WE ARE NOT ASKING YOU FOR A PROXY AND YOU ARE REQUESTED NOT TO SEND US A PROXY.

       The Nevada Revised Statutes require that, in order for us to amend our Articles of Incorporation, such amendment must be approved by our Board of Directors and approved by a majority or the outstanding shares entitled to vote thereon. The Nevada Revised Statutes also provide than any action which may be taken at a meeting of stockholders may be taken without a meeting and without prior notice, if a consent in writing, setting forth the action so taken, shall be signed by the holders of a majority of the outstanding shares entitled to vote.

       As of October 8, 2007, there were 137,095,716 shares of our Common Stock outstanding. Stockholders holding a total of 108,636,716 outstanding shares of Common Stock, constituting a majority of our outstanding shares entitled to vote, approved the Amended Articles. There will not be a meeting of stockholders and none is required under Nevada law because this action has been approved by written consent of the holders of a majority of outstanding shares.

       We have asked brokers and other custodians, nominees and fiduciaries to forward this Information Statement to the beneficial owners of the Common Stock held of record by such persons and we will reimburse such persons for out-of-pocket expenses incurred in forwarding such material.

INTERESTS IN CERTAIN PERSONS IN MATTERS TO BE ACTED UPON

       No director, executive officer or associate of any director or executive officer has any substantial interest, direct or indirect, by security holdings or otherwise, in the increase in number of shares of authorized Common Stock which is not shared by all other stockholders of the Company.

EFFECTIVE DATE OF AMENDMENT

       The amendment and restatement of our Articles of Incorporation will become effective upon the filing, with the Nevada Secretary of State, of the Amended Articles, a copy of which is attached hereto as Appendix A. We intend to file the Amended Articles 20 days after this Information Statement is first mailed to stockholders.

INFORMATION STATEMENT COSTS

       The cost of delivering this Information Statement, including the preparation, assembly and mailing of the Information Statement, as well as the cost of forwarding this material to the beneficial owners of our capital stock will be borne by us. We may reimburse brokerage firms and others for expenses in forwarding Information Statement materials to the beneficial owners of our capital stock.

DISSENTERS' RIGHTS

       The Nevada Revised Statutes do not provide for dissenters' right of appraisal in connection with an increase in the authorized shares of Common Stock.

COMMON STOCK OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

       The following table sets forth information known to us with respect to the beneficial ownership of our Common Stock as of October 31, 2007 by:

       o each stockholder known to us to own beneficially more than 5% of our Common Stock;
       o      each of our directors and executive officers; and
       o      all of our current directors and executive officers as a group.

       Except as otherwise noted below, the address of each person or entity listed on the table is 1301 North Tustin Avenue, Santa Ana, California 92705. The address of Dr. Kali Chaudhuri and William E. Thomas is 6800 Indiana Avenue, Suite 130, Riverside, CA 92506.

                                               BENEFICIAL          PERCENTAGE OF
         NAME                                  OWNERSHIP (1)           TOTAL (2)
--------------------------------------------------------------------------------
DIRECTORS AND EXECUTIVE OFFICERS
   Ajay G. Meka, M.D.                            166,666 (3)                  *
   Maurice J. DeWald                             283,332 (4)                  *
   Hon. C. Robert Jameson                         50,000 (5)                  *
   Michael Metzler                                50,000 (6)                  *
   Bruce Mogel                                54,903,786 (7)              40.0%
   J. Fernando Niebla                            283,332 (8)                  *
   William E. Thomas                          14,750,000 (9)              10.8%
   Larry B. Anderson                           5,112,000                   3.7%
   Steven R. Blake                                     0                      0
   Daniel J. Brothman                            916,667 (10)                 *
   Milan Mehta                                   229,167 (11)                 *
   Jerry Kanaly                                        0                      0
--------------------------------------------------------------------------------

All current directors and executive
  officers as a group (11 persons)            66,996,452                   48.9%

PRINCIPAL STOCKHOLDERS (other than
 those named above)
   Orange County Physicians Investment
     Network, LLC                             59,098,430                   43.1%
   Kali P. Chaudhuri, M.D.                    59,772,289 (12)              38.1%
   Healthcare Financial Management
     & Acquisitions, Inc.                    122,680,988 (13)              47.2%
   Medical Provider Financial
     Corporation III                          50,952,381 (14))             27.1%

* Less than 1%

(1) Beneficial ownership is determined in accordance with the rules of the Securities and Exchange Commission and generally includes voting or investment power with respect to securities. Shares of Common Stock subject to options, warrants and convertible instruments that are exercisable or convertible currently or within 60 days of October 31, 2007 are deemed outstanding for computing the percentage of the person holding such option, warrant or convertible instrument, but are not deemed outstanding for computing the percentage of any other person. Except as reflected in the footnotes or pursuant to applicable community property laws, the persons named in the table have sole voting and investment power with respect to all shares of Common Stock beneficially owned.

(2) Percentages are based on 137,095,716 shares of Common Stock outstanding as of October 31, 2007, which does not include up to 12,000,000 shares of Common Stock which may be issued under the Company's 2006 Stock Incentive Plan.

(3) Consists of a portion of a stock option award approved by the Board of Directors which is exercisable within 60 days of October 31, 2007, pursuant to the Company's 2006 Stock Incentive Plan. Dr. Meka is a member of Orange County Physicians Investment Network, LLC ("OC-PIN") and disclaims beneficial ownership of shares held by OC-PIN except to the extent of his pecuniary interest therein.

(4) Consists of a portion of a stock option award approved by the Board of Directors which is exercisable within 60 days of October 31, 2007 pursuant to the Company's 2006 Stock Incentive Plan.

(5) Consists of a portion of a stock option award approved by the Board of Directors which is exercisable within 60 days of October 31, 2007 pursuant to the Company's 2006 Stock Incentive Plan.

(6) Consists of a portion of a stock option award approved by the Board of Directors which is exercisable within 60 days of October 31, 2007 pursuant to the Company's 2006 Stock Incentive Plan.

(7) Includes shares held by Dr. Kali P. Chaudhuri and William E Thomas, each of whom has entered into separate irrevocable proxies expiring in July 2009 providing Mr. Mogel with limited voting rights over all of their shares with respect to certain matters that may be voted on by stockholders. Accordingly, all shares held by Dr. Kali P. Chaudhuri and William E Thomas are deemed beneficially owned by Bruce Mogel, although Mr. Mogel has no pecuniary interest in any such shares.

(8) Consists of a portion of a stock option award approved by the Board of Directors which is exercisable within 60 days of October 31, 2007 pursuant to the Company's 2006 Stock Incentive Plan.

(9) Consists of 9,748,498 issued and outstanding shares, 4,951,502 shares which may be acquired upon exercise of a warrant which expires in July 2008, and a portion of a stock option award approved by the Board of Directors which is exercisable within 60 days of October 31, 2007 pursuant to the Company's 2006 Stock Incentive Plan.

(10) Consists of a portion of a stock option award approved by the Board of Directors which is exercisable within 60 days of October 31, 2007 pursuant to the Company's 2006 Stock Incentive Plan.

(11) Consists of a portion of a stock option award approved by the Board of Directors which is exercisable within 60 days of October 31, 2007 pursuant to the Company's 2006 Stock Incentive Plan.

(12) Consists of 39,789,788 issued and outstanding shares plus 19,982,501 shares which may be acquired upon exercise of a warrant which expires in July 2008.

(13) Healthcare Financial Management & Acquisitions, Inc., which is affiliated with the Company's principal lender, Medical Capital Corporation, holds two warrants to acquire 31.09% and 4.95% of the outstanding shares of Common Stock of the Company.

(14) Medical Provider Financial Corporation III, which is affiliated with the Company's principal lender, Medical Capital Corporation, holds a convertible term note in the principal amount of $10.7 million convertible into Common Stock of the Company at the rate of $0.21 per share.

PROPOSAL TO AMEND AND RESTATE THE ARTICLES OF INCORPORATION

       On or about October 8, 2007, our Board of Directors approved the amendment and restatement of the Articles of Incorporation of the Company in the form attached as Appendix A (the "Amended Articles") for the following purposes:

       o to increase the Company's authorized shares of Common Stock from 250,000,000 to 400,000,000 shares;

       o to provide for the indemnification and exculpation of directors of the Company in the Amended Articles as permitted under Nevada law;

       o to eliminate out-dated or irrelevant provisions in the original Articles of Incorporation which were adopted in 1988 by the shell company that became Integrated Healthcare Holdings, Inc., including eliminating the names and addresses of the original incorporators, registered agent and directors of the Company; and

       o To consolidate in one document the original Articles of Incorporation of the Company and various amendments that have been adopted since the original Articles were filed.

       On or about October 8, 2007, the Amended Articles were approved by written consent of the holders of a majority of the outstanding shares of Common Stock of the Company. Accordingly, all necessary corporate approvals in connection with the approval of the Amended Articles have been obtained.

         Our Board of Directors approved the increase in authorized shares of Common Stock to provide sufficient authorized shares to fulfill our obligations to issue shares under agreements recently executed by the Company in connection with the refinancing of our indebtedness with our principal lender and under equity instruments previously issued by the Company, and under our 2006 Stock Incentive Plan. For a further discussion of the Company's recent refinancing and other outstanding equity instruments, see "DEBT REFINANCING AND EQUITY INSTRUMENTS" below.

         The Company currently has outstanding warrants and convertible notes which are exercisable or convertible for up to an aggregate of 199,497,667 shares of Common Stock. In addition, the Company has outstanding stock options to acquire an aggregate of 6,545,000 shares, and an aggregate of 6,330,574 shares remain eligible for issuance under the Company's 2006 Stock Incentive Plan (subject to annual increases as provided in the Plan). Therefore it is necessary to increase our authorized shares to be able to fulfill our commitments to issue all of these additional shares.

         The following table summarizes our outstanding instruments and equity plans under which we may be obligated to issue shares of Common Stock.


                            Common Stock Equivalents
--------------------------------------------------------------------------------

Outstanding shares of common stock                                   137,095,716
                                                                   -------------
Outstanding warrants:
Healthcare Financial Management & Acquisitions, Inc. (HFMA)          123,667,073
Medical Provider Financial Corporation III                            50,952,381
Kali P. Chaudhuri, M.D.                                               19,982,181
William E. Thomas                                                      4,896,032
                                                                   -------------
                                                                     199,497,667
Outstanding options:
Stock options - employees and directors, granted or approved           6,545,000

Stock options and restricted stock available for issuance              6,330,574

Additional warrants issuable to HFMA if available shares are
  issued under stock incentive plan                                    3,567,134

                                                                   -------------
Common stock equivalents                                             353,036,091
                                                                   =============

         Except as set forth in the above table, the Company has no plans, commitments, arrangements, understandings or agreements, either written or oral, regarding the issuance of Common Stock following the proposed increase of authorized shares to 400,000,000 shares described in this Information Statement.

       In addition, the Company wishes to be able to take advantage of possible future financing opportunities and other corporate purposes, as the Board of Directors determines in its discretion to be in the best interests of the Company. The additional shares could be used, among other things, for stock dividends, acquisitions of other companies, public or private financings to raise additional capital and stock-based employee benefit plans.

       Under the Amended Articles, the newly authorized shares would be unreserved and available for issuance by the Company without further stockholder action, except as required by current agreements executed by the Company and applicable laws and regulations. All of the additional shares resulting from the proposed increase in our authorized shares of Common Stock would be of the same class if and when they are issued, and holders would have the same rights and privileges as holders of shares of Common Stock presently issued and outstanding, including the same dividend, voting and liquidation rights.

       The holders of our Common Stock generally do not have preemptive rights to subscribe to additional securities that may be issued by the Company, which means that current stockholders do not have a prior right to purchase any additional shares in connection with a new issuance of capital stock of the Company in order to maintain their proportionate ownership of our Common Stock. Accordingly, if our Board of Directors elects to issue additional shares of Common Stock, such issuance could have a dilutive effect on the earnings per share, voting power and equity ownership of current stockholders.

       The proposed increase in authorized number of shares of Common Stock could have an anti-takeover effect. The availability for issuance of additional shares of Common Stock could discourage, or make more difficult, efforts to obtain control of the Company because such shares could be issued to dilute the voting power of a person seeking control. For example, it may be possible for our Board of Directors to delay or impede a merger, tender offer, or proxy contest that it determines is not in the best interests of the Company and stockholders by causing such additional authorized shares to be issued to holders who might side with the board in opposing such a takeover or change in control. By potentially discouraging unsolicited takeover attempts, the proposed amendment may limit the opportunity for our stockholders to dispose of their shares at the higher price generally available in takeover attempts or under a merger proposal and may also have the effect of permitting our current management, including the current Board of Directors, to retain its position and resist changes that stockholders may wish to make if they are dissatisfied with the conduct of our business.

DEBT REFINANCING AND EQUITY INSTRUMENTS

         Effective October 9, 2007, the Company and Medical Capital Corporation and its affiliates (collectively, "MedCap") executed agreements to refinance MedCap's credit facilities with the Company aggregating up to $140,700,000 in principal amount (the "New Credit Facilities"). The New Credit Facilities replaced the Company's previous credit facilities with MedCap, which matured on March 2, 2007. The Company had been operating under an Agreement to Forbear with MedCap with respect to the previous credit facilities.

The New Credit Facilities consist of the following instruments:

   o An $80,000,000 Credit Agreement, under which the Company issued a $45,000,000 Term Note bearing a fixed interest rate of 9% in the first year and 14% after the first year, which was used to repay amounts owing under the Company's existing $50,000,000 real estate term loan.

   o A $35,000,000 Non-Revolving Line of Credit Note issued under the $80,000,000 Credit Agreement, bearing a fixed interest rate of 9.25% per year, which was used to repay amounts owing under the Company's existing $30,000,000 line of credit, pay the origination fees on the other credit facilities and for working capital.

   o A $10,700,000 Credit Agreement, under which the Company issued a $10,700,000 Convertible Term Note bearing a fixed interest rate of 9.25% per year, which was used to repay amounts owing under the Company's existing $10,700,000 loan. The $10,700,000 Convertible Term Note is convertible into common stock of the Company at $0.21 per share during the term of the Note.

   o A $50,000,000 Revolving Credit Agreement, under which the Company issued a $50,000,000 Revolving Line of Credit Note bearing a fixed interest rate of 24% per year (subject to reduction to 18% if the $45,000,000 Real Estate Term Loan is repaid prior to its maturity) and an unused commitment fee of 0.50% per year, which was used to finance the Company's accounts receivable.

         Each of the above Credit Agreements and Notes (i) required a 1.5% origination fee due at funding, (ii) matures in three years, (iii) requires monthly payments of interest and repayment of principal upon maturity, (iv) are collateralized by all of the assets of the Company and its subsidiaries and the real estate underlying the Company's hospital facilities (which are owned by Pacific Coast Holdings Investments, LLC ("PCHI") and leased to the Company), and
(v) are guaranteed by Orange County Physicians Investment Network, LLC and West Coast Holdings, LLC ("West Coast") pursuant to separate Guaranty Agreements in favor of the lender. West Coast is a member of PCHI.

         Concurrently with the execution of the New Credit Facilities, the Company issued to an affiliate of MedCap a five-year warrant to purchase the greater of 16,880,484 shares of the Company's common stock or up to 4.95% of the Company's common stock equivalents, as defined, at $0.21 per share (the "4.95% Warrant"). In addition, the Company and MedCap entered into Amendment No. 2 to Common Stock Warrant, originally dated December 12, 2005, which entitles an affiliate of MedCap to purchase the greater of 26,097,561 shares of the Company's common stock or up to 31.09% of the Company's common stock equivalents (the "31.09% Warrant"). Amendment No. 2 to the 31.09% Warrant extended the expiration date of the Warrant to October 9, 2012, removed the condition that it only be exercised if the Company is in default of its previous credit agreements, and increased the exercise price to $0.21 per share unless the Company's stock ceases to be registered under the Securities Exchange Act of 1934, as amended.

         As a result of the Company's refinancing, the remaining 24,878,213 shares which were potentially exercisable under warrants held by Dr. Kali Chaudhuri and William Thomas became exercisable on the October 9, 2007 effective date of the refinancing, in accordance with the terms of their outstanding warrants.

         On August 6, 2007, the Board of Directors approved the grant of options to purchase an aggregate of 4,795,000 shares of the Company's common stock to eligible employees pursuant to the 2006 Stock Incentive Plan. The grant price approved on that date was $0.26 per share. On October 10, 2007, the Board of Directors approved the grant of additional options to purchase an aggregate of 1,750,000 shares of the Company's common stock to members of the Board of Directors pursuant to the Company's 2006 Stock Incentive Plan. The grant price approved on that date was $0.18 per share. The options are subject to various vesting periods and will expire seven years from the date of grant.

ADDITIONAL INFORMATION

         We are subject to the information requirements of the Securities Exchange Act of 1934, as amended, and in accordance therewith file reports, proxy statements and other information including annual and quarterly reports on Form 10-K and Form 10-Q with the Securities and Exchange Commission. Reports and other information filed by us can be inspected and copied at the public reference facilities maintained at the Securities and Exchange Commission at Room 1580, 100 F Street, NE, Washington, DC 20549. Copies of such material can be obtained upon written request addressed to the Securities and Exchange Commission, Public Reference Section, at Room 1580, 100 F Street, NE, Washington, DC 20549, at prescribed rates. The Securities and Exchange Commission also maintains a web site on the Internet (http://www.sec.gov) where reports, proxy and information statements and other information regarding issuers that file electronically with the Securities and Exchange Commission through the Electronic Data Gathering, Analysis and Retrieval System may be obtained free of charge.


                                              By Order of the Board of Directors

                                              /s/ Bruce Mogel
                                              ----------------------------
                                              Bruce Mogel
                                              Chief Executive Officer

APPENDIX A

                              AMENDED AND RESTATED
                            ARTICLES OF INCORPORATION
                                       OF
                      INTEGRATED HEALTHCARE HOLDINGS, INC.

       I, the undersigned Secretary of Integrated Healthcare Holdings, Inc., a Nevada corporation, do hereby certify that:

       1. The Articles of Incorporation of this Corporation are amended and restated to read in full as follows:

                                    ARTICLE I
                                NAME AND OFFICES

       Section 1. NAME. The name of the Corporation is Integrated Healthcare Holdings, Inc.

       Section 2. OFFICES. The Corporation may maintain offices for the transaction of any business at such places within or outside of the State of Nevada as it may from time to time determine. Corporate business of every kind and nature may be conducted, and meetings of directors and stockholders may be held outside the State of Nevada with the same effect as if held in the State of Nevada.

                                   ARTICLE II
                                     PURPOSE

       The Corporation is organized for the purpose of engaging in any lawful act or activity, within or outside of the State of Nevada, for which a corporation may be organized under the Nevada Revised Statutes other than the insurance, banking or trust company businesses.

                                   ARTICLE III
                                  CAPITAL STOCK

       Section 1. NUMBER. The aggregate number of shares which the Corporation shall have authorized is Four Hundred Million (400,000,000) shares of common stock with par value of $0.001 per share.

       Section 2. CLASSES AND SERIES OF STOCK. The shares of the Corporation are not to be divided into classes. The Corporation is not authorized to issue shares in series.

       Section 3. STATED CAPITAL. The sum of the amount of consideration received by the Corporation for all shares of the Corporation with par value of $0.001 that have been issued, except such part of the consideration therefor as may have been allocated to capital surplus in a manner permitted by law, shall be the stated capital of the Corporation at any particular time.

       Section 4. DIVIDENDS. The holders of the outstanding capital stock shall be entitled to receive, when and as declared by the Board of Directors, solely out of the unreserved and unrestricted earned surplus of the Corporation, dividends payable either in cash, in property, or in shares of the capital stock of the Corporation.

                                   ARTICLE IV
                         REGULATION OF INTERNAL AFFAIRS

       Section 1. MEETINGS OF STOCKHOLDERS. Meetings of the stockholders of the Corporation may be held in such place, either within or without the State of Nevada, as may be provided in the Bylaws. In the absence of any such provision, all meetings shall be held at the registered office of the Corporation.

       Section 2. MEETINGS OF DIRECTORS. Meetings of the Board of Directors of the Corporation, regular or special, may be held either within or without the State of Nevada.

       Section 3. BYLAWS. The Bylaws of the Corporation shall be adopted by its Board of Directors. The power to alter, amend or repeal the Bylaws, or to adopt new Bylaws, shall be vested in the Board of Directors, except that the Board of Directors may not alter, amend or repeal Bylaws provisions that are specifically authorized or approved by a vote of the stockholders of the Corporation. The Bylaws may contain any provision for the regulation and management of the affairs of the Corporation not inconsistent with the laws of Nevada or these Articles of Incorporation.

       Section 4. INTEREST OF DIRECTORS IN CONTRACTS. Any contract or other action between the Corporation and one or more of its directors, or between the Corporation and any firm of which one or more of its directors are members or employees, or in which they are interested, or between the Corporation or association of which one or more of its directors are stockholders, members, directors, officers, or employees, or in which they are interested, shall be valid for all purposes, notwithstanding the presence of such director or directors at the meeting of the Board of Directors of the Corporation which acts upon, or in reference to, such contract or transaction, and notwithstanding his or their participation in such action, if the fact of such interest shall be disclosed or known to the Board of Directors and the Board of Directors, shall, nevertheless, authorize, approve and ratify such contract or transaction by a vote of a majority of directors present, such interest of director or directors to be counted in determining whether a quorum is present, but not to be counted in calculating the majority necessary to carry such vote. This section shall not be construed to invalidate any contract or any transaction which would otherwise be valid under the common and statutory law applicable thereto.

       Section 5. AMENDMENT TO ARTICLE OF INCORPORATION. The Corporation reserves the right from time to time to amend, alter, or repeal, or to add any provision to its Articles of Incorporation in the manner prescribed by the laws of Nevada.

       Section 6. COMPENSATION OF DIRECTORS. The Board of Directors is authorized to make provision for reasonable compensation to its members when their services as directors and to fix the basis and conditions upon which this compensation shall be made. Any director may also serve in the Corporation in any capacity and receive compensation therefor in any form.

       Section 7. NUMBER OF DIRECTORS. The number of directors of the Corporation shall be as set forth in the By Laws. Subject to this limitation, the number of directors may be increased or decreased from time to time by amendment of the Bylaws, but no decrease shall have the effect of shortening the term of any incumbent director.

                                    ARTICLE V
                                 INDEMNIFICATION

       Section 1. ELIMINATION OF LIABILITY. To the maximum extent permitted under the Nevada Revised Statutes, a director or officer of the Corporation shall not be personally liable to the Corporation or its stockholders for damages arising as a result of any act or failure to act in his capacity as a director or officer of the Corporation.

       Section 2. MANDATORY INDEMNIFICATION. The Corporation shall, to the maximum extent and in the manner permitted by Nevada law, indemnify each of its directors and officers against expenses (including attorneys fees), judgments, fines, settlements, and other amounts actually and reasonably incurred in connection with any proceeding, arising by reason of the fact that such person is or was an agent of the corporation. For purposes of this paragraph, a director or officer of the corporation includes any person (i) who is or was a director or officer of the corporation, (ii) who is or was serving at the request of the corporation as a director or officer of another corporation, partnership, joint venture, trust or other enterprise, or (iii) who was a director or officer of a corporation which was a predecessor corporation of the corporation or of another enterprise at the request of such predecessor corporation.


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

       Section 3. INDEMNIFICATION; MANDATORY PAYMENT OF EXPENSES. The expenses of officers and directors incurred in defending a civil or criminal action, suit or proceeding must be paid by the Corporation as they are incurred and in advance of the final disposition of the action, suit or proceeding, upon and subject to the receipt by the Corporation of an undertaking by or on behalf of the director or officer to repay the amount if it is ultimately determined by a court of competent jurisdiction that he or she is not entitled to be indemnified by the Corporation.

       Section 4. EFFECT OF AMENDMENT OR REPEAL. Any amendment to or repeal of any of the provisions in this Article V shall only be prospective and shall not adversely affect any right or protection of a director or officer of the Corporation for or with respect to any act or omission of such director or officer occurring prior to such amendment or repeal.

                                    * * * * *

       2. The foregoing Amended and Restated Articles of Incorporation have been duly approved by the Board of Directors.

       3. The foregoing Amended and Restated Articles of Incorporation have been duly approved by the required vote of stockholders in accordance with sections
78.390 and 78.403 of the Nevada Revised Statutes. The total number of outstanding shares of Common Stock of the Corporation is ________________, of which ______________ shares were voted in favor of the Amended and Restated Articles of Incorporation. The number of shares voting in favor of the amendment and restatement equaled or exceeded the vote required. The percentage vote required under applicable law and the Articles of Incorporation in effect at the time of this amendment was more than fifty percent (50%) of the outstanding shares of Common Stock.

       EXECUTED this ____ day of ______________, 2007.





                                           ------------------------------

                                           Name: ________________________

                                           Title: Secretary


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